Investor Presentation Third Quarter 2017 Steve Gardner Chairman, President & Chief Executive Officer sgardner@ppbi.com - 949-864-8000 Ron Nicolas Senior Executive Vice President and Chief Financial Officer rnicolas@ppbi.com - 949-864-8600 Exhibit 99.2

2 Forward-Looking Statements The statements contained in this presentation that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on Pacific Premier Bancorp, Inc. (the “Company” or “Pacific Premier”) including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and the impact of the Plaza Bancorp (“Plaza”) acquisition and other acquisitions. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company has made or may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from its acquisitions; changes in the level of the Company’s nonperforming assets and charge- offs; any oversupply of inventory and deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2016 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

3 33 Full-Service Branch Locations** Company Profile Exchange / Listing NASDAQ: PPBI Focus Small & Mid-Market Businesses Total Assets $7.82 Billion** Branch Network * Market data as of 11/03/2017 ** Pro forma with Plaza as of 9/30/2017 Pacific Premier Branch Footprint Headquarters Irvine, CA # of Research Analysts 7 Analysts Market Cap $1.81 Billion* Avg. Daily Volume 380,298 Shares* Note: Pro forma with Plaza

4 Strategic Transformation 2008 - 2012  Organic growth driven by dynamic sales culture  Geographic expansion through highly accretive FDIC-assisted acquisitions  Canyon National Bank (“CNB”) - $192 million in assets, closed on 2/11/2011 (FDIC-Assisted)  Palm Desert National Bank (“PDNB”) - $103 million in assets, closed on 4/27/2012 (FDIC-Assisted) 2017 and Beyond  Focus on producing EPS growth from scale, efficiency and balance sheet leverage  Target ROAA and ROATCE of 1.25% and 15%, respectively  Continue disciplined organic and acquisitive growth increasing scarcity value 2013 - 2017  Build out of commercial banking platform through acquisitions  First Associations Bank (“FAB”) - $424 million in assets, closed on 3/15/2013 (151 days)  San Diego Trust Bank (“SDTB”) - $211 million in assets, closed on 6/25/2013 (111 days)  Infinity Franchise Holdings (“IFH”) - $80 million in assets, closed on 1/30/2014 (73 days)  Independence Bank (“IDPK”) - $422 million in assets, closed on 1/26/2015 (96 days)  Security California Bancorp (“SCAF”) - $715 million in assets, closed 1/31/2016 (123 days)  Heritage Oaks Bancorp (“HEOP”) – $2 billion in assets, closed on 4/1/2017 (109 days)  Plaza Bancorp (“PLZZ”) - $1.3 billion in assets, closed on 11/1/2017 (84 days) A balance of organic and acquisitive growth to create a California centric commercial bank franchise with $7.82 billion in assets (pro forma)

5 Highlights – Q3 2017 Earnings  Net income of $20.2 million, an increase of $6.1 million, or 43% over the prior quarter  Diluted earnings per share of $0.50  ROAA of 1.26%  ROATCE of 15.02% Loans/ Asset Quality  New loans originations of $558 million, 6th consecutive quarterly increase  Net interest margin of 4.34%  Nonperforming assets as a percent of total assets of 0.01%  Delinquency as a % of loans held for investment of 0.07% Deposits  Deposits totaled $5.0 billion, an increase of $71.7 million, or 1.4%, from prior quarter  Noninterest-bearing deposits represent 38% of total deposits  Non-maturity deposits represent 84% of total deposits  Cost of Deposits of 0.28% Key Ratios  Steady operating leverage, with an efficiency ratio of 52.1%  Tangible book value per share increased to $14.35, an increase of 17.4% over the third quarter of 2016*  Tangible common equity ratio of 9.41%  Common equity tier 1 risk-based capital ratio of 10.59% Acquisition  Completed acquisition of Plaza Bancorp on November 1, 2017 (84 days), adding approximately $1.3 billion in assets * Please refer to non-GAAP reconciliation

6 History of PPBI • Total deposits compound annual growth rate of 37% since 2011 • Total loans compound annual growth rate of 40% since 2011 Total Assets – Acquired vs. Non-Acquired February 2011 Acquired CNB ($192MM assets) in FDIC-assisted deal $961 $1,174 $1,714 $2,039 $2,791 $4,040 $4,174 $6,440 $6,532 $7,820 $8.00 $10.50 $13.00 $15.50 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 2011 2012 2013 2014 2015 2016 1Q'17 2Q'17 3Q'17 3Q'17 Pro forma Non-Acquired Acquired TBV/Share November 2017 Acquired PLZZ ($1.3B assets) April 2012 Acquired PDNB ($103MM assets) in FDIC- assisted deal March 2013 and June 2013 Acquired FAB ($424MM assets) and SDTB ($211MM assets) January 2014 Acquired IFH ($80MM assets), a specialty finance company January 2015 Acquired IDPK ($422MM assets) January 2016 Acquired SCAF ($715MM assets) Timely and efficient acquisitions have accelerated PPBI’s growth and performance Total Assets TBV/Share* April 2017 Acquired HEOP ($2.0B assets) Note: All dollars in millions * See non-GAAP financial measures

7  Small and middle market business banking focus  Full suite of business banking services, including: cash management, payroll and merchant card services  Customized commercial and industrial (“C&I”) and commercial real estate loans (“CRE”)  C&I and CRE business loans  Originated $191M Q3 2017 vs. $106M Q3 2016  31% of loan portfolio Commercial Lines of Business Business Banking SBA Lending Franchise Lending Income Property Lending  Small Business Administration (“SBA”) Loans  Nationwide origination capability  California Capital Access Program (“Cal CAP”) Loans  United State Department of Agriculture (“USDA”) Loans  Originated $49M Q3 2017 vs. $43M Q3 2016  Sell guaranteed portion – 75% of loan amount  Gross gain rates 8-12%  National lender for established and experienced owner operators of Quick Serve Restaurants (“QSR”)  C&I and CRE based lending secured by equipment and real estate  Originated $85M Q3 2017 vs. $48M Q3 2016  Average originated rate of 4.8% Q3 2017  13% of loan portfolio  Credit facilities and banking services for CRE investors in SoCal  Structured CRE and bridge loan flexibility  Originated $47M Q3 2017 and $23M Q3 2016  23% of loan portfolio Construction Lending  Construction loans for developers and owner users on properties predominantly in coastal SoCal  New team assembled in first half of 2013  Originated $87M Q3 2017 vs. $53M Q3 2016  Attractive risk adjusted yields  6% of loan portfolio HOA Banking  Nationwide leader of customized cash management, electronic banking services and credit facilities for:  Home Owner Association (“HOA”) Companies  HOA Management Companies  Predominately money market and demand deposits

8 Increasing Loan Volumes & Attractive Yields $251 $299 $322 $385 $455 $492 $558 4.97% 4.93% 4.87% 4.80% 4.88% 4.99% 4.97% 3.00% 3.50% 4.00% 4.50% 5.00% $- $100 $200 $300 $400 $500 $600 1Q'16 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17 Business Loans Real Estate Loans Other Loans Weighted Average Coupon Note: All dollars in millions

9 Commercial Bank Transformation - Deposit Composition Deposits – 12/31/2009 Deposits – 9/30/2017 Total Deposits: $618.7 Million Cost of Deposits: 1.91% Total Deposits: $5.0 Billion Cost of Deposits: 0.28% Noninterest- Bearing Demand 5% Interest-Bearing Demand 4% Money Market/ Savings 23%Certificates of Deposit 68% • 38% of deposit balances are noninterest-bearing deposits • 84% of deposits are non-maturity deposits • 91% of deposits are core deposits* * Core deposits are all transaction accounts and non-brokered CD accounts below $250,000 Noninterest- Bearing Demand 38% Interest- Bearing Demand 6% Money Market/ Savings 40% Certificates of Deposit 16%

10 Commercial Bank Transformation – Loan Composition Loans – 12/31/2009 Loans – 9/30/2017 • Loan portfolio is high quality and well-diversified • Business-related loans represent 47% of total loans at 9/30/17* • Business loan commitments originated for YTD Q3’17 were $895 million, 59% of total commitments Total Loans: $576.3 Million Total Loans: $5.1 Billion * Business loans are defined as commercial and industrial, franchise, commercial owner occupied, Agriculture and SBA CRE Non-Owner Occupied 23% CRE Owner Occupied 16% Multi-family 16% Commercial and industrial 15% Franchise 12% Construction & Land 7% One-to-four family 5% Farm & Agric. 4% SBA 2% Commercial and Industrial 5% CRE Owner Occupied 18% CRE Non-Owner Occupied 26% Multi-Family 48% 1-4 Family 2% Other 1%

11 Conservative Credit Culture Nonperforming Assets to Total Assets (%) The Company has a history of effective credit risk management and outperforming peers • Tactical loan sales utilized strategically to manage various risks • Nonperforming assets to total assets of 0.01% at 9/30/2017 1.04 1.70 1.58 1.66 1.36 0.48 0.58 0.40 3.26 1.62 1.31 0.76 0.55 1.67 1.08 0.38 0.33 0.21 0.15 0.20 0.20 0.14 0.12 0.12 0.21 0.19 0.18 0.18 0.17 0.13 0.17 0.04 0.02 0.01 0.01 2.93 3.62 3.96 4.11 4.26 4.30 4.24 4.39 4.23 4.29 4.06 4.04 3.77 3.48 3.39 3.21 2.96 1.56 1.24 1.10 1.18 1.05 0.91 0.80 0.74 0.69 0.59 0.58 0.74 0.53 0.48 0.50 0.49 0.46 - 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 5.00 PPB Peers * CNB Acquisition 2/11/11 PDNB Acquisition 4/27/12 * California peer group consists of all insured California institutions, from SNL Financial.

12 CRE to Capital Concentration • CRE concentrations are well managed across the organization • Our growth across our key businesses has diversified our loan portfolio Managed Growth CRE as a Percent of Total Capital 627% 499% 415% 372% 310% 349% 316% 336% 362% 352% 365% 376% 378% 340% 336% 0% 100% 200% 300% 400% 500% 600% 700% 2008 2009 2010 2011 2012 2013 2014 2015 1Q'16 2Q'16 3Q'16 4Q'16 1Q'17 2Q'17 3Q'17

13 Strong Loan Yields - Declining Cost of Deposits Portfolio Core Loan Yields Cost of Total Deposits 0.33% 0.36% 0.32% 0.28% 0.27% 0.25% 0.28% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2013 2014 2015 2016 1Q'17 2Q'17 3Q'17 Total Deposits Cost of Deposits Our specialty lines of business have optimized our net interest margin through diversification and disciplined pricing as well as accelerating organic loan and deposit growth Note: All dollars in millions Note: Core loan yields exclude accretion. 5.28% 5.18% 5.17% 5.13% 5.05% 4.94% 4.98% 0.00% 0.75% 1.50% 2.25% 3.00% 3.75% 4.50% 5.25% $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2013 2014 2015 2016 1Q'17 2Q'17 3Q'17 Loans Portfolio Core Loan Yield

14 Revenue & Net Interest Margin Annual Operating Revenue(1) Note: All dollars in millions (1) Operating revenue = net interest income + noninterest income. (2) Core net interest margin excludes accretion. *Annualized $67 $87 $121 $173 $186 $288 $290 $0 $50 $100 $150 $200 $250 $300 2013 2014 2015 2016 1Q'17* 2Q'17* 3Q'17* Core Net Interest Margin(2) And delivered revenue growth of 48% as well as strong net interest margin of over 4% 3.93% 4.09% 4.06% 4.20% 4.27% 4.09% 4.14% 3.70% 3.80% 3.90% 4.00% 4.10% 4.20% 4.30% 2013 2014 2015 2016 1Q'17 2Q'17 3Q'17

15 Noninterest Expense & Efficiency Adjusted Noninterest Expense / Avg. Assets Efficiency Ratio In addition to leveraging technology to drive growth, the Company has continually improved its operational processes to achieve greater operating leverage and economies of scale Note: Efficiency Ratio represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and merger related expense to the sum of net interest income before provision for loan losses and total noninterest income less gains/(loss) on sale of securities, and other-than-temporary impairment recovery (loss) on investment securities. Adjusted noninterest expense excludes other real estate owned operations, core deposit intangible amortization and merger related costs. 2.95% 2.87% 2.58% 2.55% 2.40% 2.30% 2.32% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 2013 2014 2015 2016 1Q'17 2Q'17 3Q'17 64.7% 61.4% 55.9% 53.6% 52.3% 52.3% 52.1% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 2013 2014 2015 2016 1Q'17 2Q'17 3Q'17

16 Pre-Tax, Pre-Provision Income(1) Tangible Book Value per Share $23.4 $33.5 $51.9 $78.5 $86.3 $134.9 $130.2 $0 $20 $40 $60 $80 $100 $120 $140 2013 2014 2015 2016 1Q'17* Q2'17* Q3'17* $9.08 $10.12 $11.17 $12.51 $12.88 $13.83 $14.35 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00 $15.00 2013 2014 2015 2016 1Q'17 2Q'17 3Q'17 Strong operating income has consistently resulted in shareholder value creation Operating Income and Tangible Book Value Note: All dollars in millions, except per share data Note: Tangible book values are based on basic shares outstanding. Refer to non-GAAP reconciliation (1) Excludes merger-related expenses *Annualized

17 (1) Pro forma capital ratios as of 9/30/2017 (2) Refer to non-GAAP reconciliation The consolidated Company and the Bank will remain well capitalized with strong earnings capacity to sustain growth strategy and well-capitalized levels Pro Forma Capital Ratios – As of 9/30/2017 Pacific Premier Plaza Pro forma (1) Well- Capitalized Requirement Consolidated Leverage Ratio 10.1% 9.5% 9.7% N/A Common Equity Tier-1 Ratio 10.6% 10.6% 10.4% N/A Tier-1 Ratio 10.9% 10.6% 10.7% N/A Risk Based Capital Ratio 12.5% 14.0% 12.3% N/A Tangible Common Equity ("TCE") Ratio (2) 9.4% 9.5% 9.3% N/A Bank Leverage Ratio 10.9% 10.8% 10.7% 5.0% Common Equity Tier-1 Ratio 11.8% 12.0% 11.6% 6.5% Tier-1 Ratio 11.8% 12.0% 11.6% 8.0% Risk Based Capital Ratio 12.3% 13.2% 12.1% 10.0%

18 Superior Market Performance (PPBI) Source: SNL Financial, market information as of 9/30/2017 Since September 2015, the Company’s stock price has significantly outperformed its publicly traded bank peers (SNL Bank Index / NASDAQ Bank Index) PPBI +86% NASDAQ Bank SNL Bank +40% +41% -40.0% -20.0% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% Sep-15 Nov-15 Jan-16 Mar-16 May-16 Jul-16 Sep-16 Nov-16 Jan-17 Mar-17 May-17 Jul-17 Sep-17 PPBI SNL Bank NASDAQ Bank

19 Strategically Focused – Financially Motivated The Company’s management team operates the bank with the understanding we are growing toward $10.0 billion • Our business model is always evolving, transforming and improving • Continue to build a quality banking franchise and leverage our core competencies • Investments in and the strengthening of the entire team is an on-going process Continue to Evolve and Strive for Superior Performance Operational Integrity Leads to Strong Internal Controls and Risk Management The Company’s operating environment and culture have been built over the years to be scalable • Disciplined credit underwriting culture remains a fundamental underpinning • BSA/AML – automated Rule Based Risk Rating and statistical analytics covering entire client base • CRA – enhanced program to exceed community group requirements and large bank exam standards Keen Focus on Creating Maximum Shareholder Value Management consistently communicates and executes on its strategic plan • Our Board regularly evaluates capital management, strategic direction and the alternatives to maximize shareholder value • Focused on increasing earnings and building tangible book value through growth strategies and improving efficiencies • Our goal is to create a fundamentally sound franchise with strong earnings and risk management

20 Company Snapshot - Plaza Bancorp Exchange / Ticker OTC Pink: PLZZ Company Headquarters Irvine, CA Year Established 2005 Financial Highlights ($000s) Total Assets 1,288,127$ Net Income (Last Twelve Months) 14,365$ Net Income (Q3 2017) 4,103$ Return on Average Assets (LTM) 1.19% Return on Average Assets (Q3 2017) 1.31% Net Interest Margin (Q3 2017) 5.01% Efficiency Ratio (Q3 2017) 55.8% Non-Maturity Deposits % of Total Deposits 77.8% Non-Performing Assets / Total Assets 0.35% Plaza Bancorp Acquisition – Closed 11/1/2017 Company Highlights  Commercial banking franchise focused on the business communities of Southern California and Las Vegas  7 branches, including 4 in Los Angeles County, 1 in Orange County, 1 in San Diego and 1 in Las Vegas, with 164 total employees  Loan mix includes 47.7% business loans, and 52.3% non- owner occupied CRE  Deposit mix includes 28.0% non-interest bearing and 78% non-maturity deposits  Net income of $4.1 million in Q3 2017, which increased 46.1% vs. Q3 2016 Source: SNL Financial, Plaza information as of 9/30/2017

21 Transaction Assumptions and Pro Forma Impact Consideration  Fixed exchange ratio of 0.200 for Plaza shareholders – 100% stock consideration, no caps or collars  The Company issued 6,049,447 shares of common stock  Pro forma ownership of 86.9% for PPBI and 13.1% for Plaza  Transaction value of $226.3 million, or $7.29 per share at announcement(1)  Transaction value of $251.1 million, or $8.08 per share at closing(2)  Plaza stock options and warrants cashed out for in-the-money value Valuation Multiples  Price / EPS for Q2 2017 of 15.7x at announcement(1) and 17.4x at closing(2), on an annualized basis  Price / tangible book value per share of 187.1% based on 6/30/2017 equity at announcement(1) , 200.1% based on 9/30/2017 equity at closing(2)  Premium to Plaza’s closing price of 12.2%(1) Pro Forma Impact to the Company  Immediately accretive to EPS in 2018 and 3.9% accretive in 2019(3)  Immediately accretive to tangible book value per share  Internal rate of return greater than 15% Other Assumptions  Closed on November 1, 2017  Estimated cost savings of approximately 35.0% of Plaza’s non-interest expense (phased-in 75% in 2018 and 100% in 2019)  No revenue synergies assumed for modeling purposes  Pre-tax, one-time merger related expenses of approximately $14.4 million at closing  Expectation for run-off of Plaza’s higher cost deposits after closing (approximately 10% run-off in 2018) Capital Ratios  Pro forma TCE ratio of 9.3%, leverage ratio 9.7% and total risk based capital ratio 12.3%(4) (1) Based on PPBI stock price of $36.45 as of 8/8/2017 (2) Based on PPBI stock price of $40.40 as of 10/31/2017 (3) PPBI average EPS for 2017 and 2018 per SNL FactSet research. Excludes non-recurring merger related expenses (4) Pro forma capital ratios as of 9/30/2017

22 Construction 6.6% 1-4 Family 4.9% Multi-Family 15.9% NOO-CRE 21.9% OO-CRE 16.1% C&I 15.2% Farm & Ag. 4.5% Franchise 12.5% SBA 2.1% Consumer and Other 0.1% Construction 0.5% 1-4 Family 8.5% Multi-Family 2.6% NOO-CRE 11.1% OO-CRE 52.0% C&I 18.2% Consumer and Other 7.0% Construction 5.6%1-4 Family 5.5% Multi-Family 13.6% NOO-CRE 20.0% OO-CRE 22.3% C&I 15.7% Farm & Ag. 3.7% Franchise 10.3% SBA 1.8% Consumer and Other 1.3% Noninterest- Bearing Demand 37.7% Checking and NOW 6.1% Money Mkt. and Savings 40.1% Retail CDs 11.4% Wholesale CDs 4.8% Noninterest- Bearing Demand 28.4% Checking and NOW 2.7% Money Mkt. and Savings 47.0% Retail CDs 15.1% Wholesale CDs 6.9% Noninterest- Bearing Demand 36.0% Checking and NOW 5.5% Money Mkt. and Savings 41.3% Retail CDs 12.1% Wholesale CDs 5.2% Pro Forma Loans & Deposits Pro Forma(1)PlazaThe Company The Company Plaza Pro Forma(1) Loan Mix $5.0B Deposits 0.28% Cost of Deposits $1.1B Deposits 0.62% Cost of Deposits $6.1B Deposits 0.36% Cost of Deposits $5.1B Loans 5.22% Yield on Loans $1.1B Loans 6.38% Yield on Loans $6.1B Loans 5.42% Yield on Loans Source: SNL Financial, the Company and Plaza information for the quarter ended 9/30/2017 (1) Pro forma does not include purchase accounting or merger related adjustments Deposit Mix

Scarcity Value and Organizational Scale

- On a combined basis with Plaza, the Company is the 5th largest bank headquartered in Southern California[(1)]
- List below includes banks headquartered in Southern California and total assets of $1.0 billion or greater. Excludes pending merger targets and ethnic-focused banking institutions. Sorted by total assets

							Deposit Mix	
Company Name	Ticker	Exchange	City	Total Assets	Market Cap.	Loans / Deposits	Non-Int. Bearing	Non-Maturity
PacWest Bancorp	PACW	NASDAQ	Beverly Hills	$ 22,243	$ 6,228	93.5%	41.2%	87.3%
Banc of California, Inc.	BANC	NYSE	Santa Ana	$ 10,280	$ 1,069	84.1%	14.5%	77.8%
BofI Holding, Inc.	BOFI	NASDAQ	San Diego	$ 8,582	$ 1,713	105.2%	13.4%	88.4%
CVB Financial Corp.	CVBF	NASDAQ	Ontario	$ 8,304	$ 2,639	71.8%	59.2%	94.0%
Pro Forma PPBI + Plaza	**PPBI**	**NASDAQ**	**Irvine**	**$ 7,820**	**$ 1,802**	**99.5%**	**36.0%**	**82.7%**
Farmers & Merchants Bank of Long Beach	FMBL	OTCQB	Long Beach	$ 7,483	$ 1,019	65.7%	40.9%	86.2%
Opus Bank	OPB	NASDAQ	Irvine	$ 7,311	$ 940	83.4%	14.0%	93.3%
Pacific Premier Bancorp, Inc.	**PPBI**	**NASDAQ**	**Irvine**	**$ 6,532**	**-**	**99.8%**	**37.7%**	**83.8%**
First Foundation Inc.	FFWM	NASDAQ	Irvine	$ 4,051	$ 669	99.6%	33.5%	73.0%
Community Bank	CYHT	OTC Pink	Pasadena	$ 3,741	$ 545	93.6%	41.4%	80.9%
Grandpoint Capital, Inc.	GPNC	OTC Pink	Los Angeles	$ 3,203	$ 580	94.7%	40.9%	88.1%
American Business Bank	AMBZ	OTC Pink	Los Angeles	$ 1,753	$ 300	55.5%	50.3%	97.1%
Plaza Bancorp	**PLZZ**	**OTC Pink**	**Irvine**	**$ 1,288**	**-**	**98.1%**	**28.0%**	**77.8%**
Silvergate Bank	-	-	La Jolla	$ 1,217	-	88.0%	38.1%	88.2%
Pacific Mercantile Bancorp	PMBC	NASDAQ	Costa Mesa	$ 1,205	$ 219	98.9%	30.4%	68.9%
Provident Financial Holdings, Inc.	PROV	NASDAQ	Riverside	$ 1,194	$ 149	98.8%	8.9%	72.1%
H Bancorp LLC	-	-	Irvine	$ 1,067	-	109.6%	41.0%	92.3%
Malaga Financial Corporation	MLGF	OTC Pink	Palos Verdes Estates	$ 1,033	$ 181	123.3%	15.4%	65.4%
Median				**$ 3,741**	**$ 669**	**94.7%**	**37.7%**	**86.2%**

(1) Includes the following counties: Orange, Los Angeles, San Bernardino, Riverside and San Diego
Source: SNL Financial for most recent quarter. Market data as of 11/2/2017
Note: All dollars in millions
Note: Does not include impact from acquisitions pending as of or completed after the most recent quarter

23

24 • Proven track record of executing on acquisitions and organic growth • Well positioned to evaluate attractive acquisition opportunities • Continue to drive economies of scale and operating leverage • Positioned to deliver continued growth and strong profitability • Ability to integrate business lines that generate higher risk adjusted returns • Create scarcity value among banks in Southern California Pacific Premier Outlook Building Long-term Franchise Value

25 Appendix material

Consolidated Financial Highlights

	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Summary Balance Sheet					
Total Assets	$3,754,831	$4,036,311	$4,174,428	$6,440,631	$6,532,334
Loans Held for Investment	3,090,839	3,241,613	3,385,697	4,858,611	5,009,317
Total Deposits	3,059,752	3,145,581	3,297,073	4,946,431	5,018,153
Loans Held for Investment / Total Deposits	101.0%	103.1%	102.7%	98.2%	99.8%
Summary Income Statement					
Total Revenue	$44,977	$46,622	$46,386	$72,097	$72,512
Total Noninterest Expense	25,860	25,377	29,747	48,496	39,612
Provision for Loan Losses	4,013	2,054	2,502	1,904	2,049
Net Income	9,227	11,953	9,521	14,176	20,232
Diluted EPS	$0.33	$0.43	$0.34	$0.35	$0.50
Performance Ratios					
Return on Average Assets	1.00%	1.24%	0.94%	0.89%	1.26%
Return on Average Tangible Common Equity	11.35%	14.17%	11.03%	11.33%	15.02%
Return on Adjusted Average Tangible Common Equity	11.35%	14.72%	14.76%	16.21%	15.25%
Efficiency Ratio	57.0%	50.9%	52.3%	52.3%	52.1%
Net Interest Margin	4.41%	4.59%	4.39%	4.40%	4.34%
Asset Quality					
Delinquent Loans to Loans Held for Investment	0.18%	0.03%	0.01%	0.06%	0.07%
Allowance for Loan Losses to Loans Held for Investment	0.71%	0.66%	0.68%	0.52%	0.54%
Nonperforming Assets to Total Assets	0.17%	0.04%	0.02%	0.01%	0.01%
Net Loan Charge-offs to Average Total Loans	0.04%	0.08%	0.02%	- %	- %
Allowance for Loan Losses as a % of Nonperforming	381%	1866%	4498%	6343%	5270%
Classified Assets to Total Risk-Based Capital	5.05%	3.00%	2.54%	5.00%	6.24%
Capital Ratios					
Tangible Common Equity/ Tangible Assets *	9.28%	8.86%	8.85%	9.18%	9.41%
Tangible Book Value Per Share *	$12.22	$12.51	$12.88	$13.83	$14.35
Common Equity Tier 1 Risk-based Capital Ratio	10.36%	10.12%	9.84%	10.71%	10.59%
Tier 1 Risk-based Ratio	10.66%	10.41%	10.11%	11.08%	10.94%
Risk-based Capital Ratio	13.14%	12.72%	12.34%	12.69%	12.51%

(1) Represents the ratio of noninterest expense less OREO operations, core deposit intangible amortization and merger related expense to the sum of net interest income before provision for loan losses and total noninterest income less gains/(loss) on sale of securities.
(2) Nonperforming assets excludes nonperforming investment securities.
(3) Classified assets includes substandard loans, doubtful, substandard investment securities, and OREO.
* Please refer to non-GAAP reconciliation
Note: All dollars in thousands, except per share data

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Non-GAAP Financial Measures

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are a non-GAAP financial measures derived from GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders' equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measure of tangible common equity ratio to the GAAP measure of common equity ratio and tangible book value per share to the GAAP measure of book value per share are set forth below.

	December 31, 2011	December 31, 2012	December 31, 2013	December 31, 2014	December 31, 2015	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Total stockholders' equity	$ 86,777	$ 134,517	$ 175,226	$ 199,592	$ 298,980	$ 440,630	$ 449,965	$ 459,740	$ 471,025	$ 959,731	$ 981,660
Less: Intangible assets	(2,069)	(2,626)	(24,056)	(28,564)	(58,002)	(112,439)	(111,915)	(111,941)	(111,432)	(405,869)	(405,222)
Tangible common equity	$ 84,708	$ 131,891	$ 151,170	$ 171,028	$ 240,978	$ 328,191	$ 338,050	$ 347,799	$ 359,593	$ 553,862	$ 576,438
Total assets	$ 961,128	$ 1,173,792	$ 1,714,187	$ 2,037,731	$ 2,789,599	$ 3,597,666	$ 3,754,831	$ 4,036,311	$ 4,174,428	$ 6,440,631	$ 6,532,334
Less: Intangible assets	(2,069)	(2,626)	(24,056)	(28,564)	(58,002)	(112,439)	(111,915)	(111,670)	(111,432)	(405,869)	(405,222)
Tangible assets	$ 959,059	$ 1,171,166	$ 1,690,131	$ 2,009,167	$ 2,731,597	$ 3,485,227	$ 3,642,916	$ 3,924,641	$ 4,062,996	$ 6,034,762	$ 6,127,112
Common Equity ratio	9.03%	11.46%	10.22%	9.79%	10.72%	12.25%	11.98%	11.39%	11.28%	14.90%	15.03%
Less: Intangible equity ratio	(0.20%)	(0.20%)	(1.28%)	(1.28%)	(1.90%)	(2.83%)	(2.70%)	(2.53%)	(2.43%)	(5.72%)	(5.62%)
Tangible common equity ratio	8.83%	11.26%	8.94%	8.51%	8.82%	9.42%	9.28%	8.86%	8.85%	9.18%	9.41%
Basic shares outstanding	10,337,626	13,661,648	16,656,279	16,903,884	21,570,746	27,650,533	27,656,533	27,798,283	27,908,816	40,047,682	40,162,026
Book value per share	$ 8.39	$ 9.85	$ 10.52	$ 11.81	$ 13.86	$ 15.94	$ 16.27	$ 16.54	$ 16.88	$ 23.96	$ 24.44
Less: Intangible book value per share	(0.20)	(0.20)	(1.44)	(1.69)	(2.69)	(4.07)	(4.05)	(4.03)	(4.00)	(10.13)	(10.09)
Tangible book value per share	$ 8.19	$ 9.65	$ 9.08	$ 10.12	$ 11.17	$ 11.87	$ 12.22	$ 12.51	$ 12.88	$ 13.83	$ 14.35

Note: All dollars in thousands, except per share data

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Non-GAAP Financial Measures-Continued

Pre-tax, pre-provision income, excluding merger-related expense, is a non-GAAP financial measure derived from GAAP-based amounts. We calculate it by excluding income taxes, the provision for loan losses and merger-related expenses. We believe that this non-GAAP financial measure provides information that is important to investors. However, this non-GAAP financial measure is a supplement and is not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of pre-tax, pre-provision income, excluding merger-related expenses is set forth below.

	For the Years Ended				Annualized Three Months Ended		
	December 31, 2013	December 31, 2014	December 31, 2015	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Net income	$ 8,993	$ 16,616	$ 25,515	$ 40,103	$ 38,084	$ 56,704	$ 80,928
Add: Income tax	5,587	10,719	15,209	25,215	18,464	30,084	42,476
Add: Provision for loan losses	1,860	4,684	6,425	8,776	10,008	7,616	8,196
Add: Merger-related expense	6,926	1,490	4,799	4,388	19,784	40,468	2,012
Pre-tax, pre-provision income (excluding merger-related expense)	$ 23,366	$ 33,509	$ 51,948	$ 78,482	$ 86,340	$ 134,872	$ 133,612

Note: All dollars in thousands

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